EXHIBIT 99.1


                      Central Jersey Bancorp Press Release


Central Jersey Bancorp Reports a 19% Increase in First Quarter Earnings
--------------------------------------------------------------------------------

LONG BRANCH, NEW JERSEY, April 27, 2006 (NASDAQ Capital Market: CJBK) - Central Jersey Bancorp, the parent company of Central Jersey Bank, N.A., reported net income of $725,000 for the three months ended March 31, 2006, as compared to net income of $610,000 for the same period in 2005, representing an increase of 19%. Basic and diluted earnings per share for the three months ended March 31, 2006 were both $0.09 as compared to $0.08 and $0.07, respectively, for the same period in 2005. Per share earnings have been adjusted in both periods to reflect the two-for-one stock split paid by Central Jersey Bancorp on July 1, 2005.

George S. Callas, Chairman of the Board of Directors, and James S. Vaccaro, President and CEO, commented that, "We are pleased with the first quarter operating results for Central Jersey Bancorp. In spite of the significant pressure on net interest margin being experienced throughout the banking industry due to the current interest rate environment, earnings grew by 19% over the same prior year quarter. This was achieved largely due to commercial loan growth and recently realized operating efficiencies and cost economies."

Results of Operations

Net interest income was $4.3 million for the three months ended March 31, 2006 and 2005. Net interest income for the three months ended March 31, 2006 was comprised primarily of $5.6 million in interest on loans, $1.4 million in interest on securities, and $48,000 in other interest income, less interest expense on deposits of $2.1 million, interest expense on borrowed funds of $603,000 and interest expense on subordinated debentures of $99,000. Although the net interest income for the three months ended March 31, 2006 and 2005 was the same, the cost of interest-bearing liabilities increased to an average cost of 3.03% for the three months ended March 31, 2006 from an average cost of 1.74% for the same period in 2005. For the three months ended March 31, 2006, the average yield on interest-earning assets was 6.16% as compared to 5.50% for the same period in 2005. The average net interest margin for the three months ended March 31, 2006 was 3.69% as compared to 4.08% for the same period in 2005.

For the three months ended March 31, 2006, provision for loan losses was $51,000 as compared to $100,000 for the same prior year period. The provision for loan losses for the three months ended March 31, 2006 was commensurate with the growth in the loan portfolio during this period.

Non-interest income, which consists of service charges on deposit accounts, income from bank owned life insurance and fees from the gain on the sale of residential mortgages, was $480,000 for the three months ended March 31, 2006, as compared to $345,000 for the same period in 2005. The increase is due primarily to the gain on sale of residential mortgages which we began to offer in the latter part of 2005.

Non-interest expense was $3.5 million for the three months ended March 31, 2006, as compared to $3.6 million for the same period in 2005. Non-interest expense generally includes costs associated with employee salaries and benefits, occupancy expenses, data processing fees, professional fees, core deposit intangible amortization, and other operating expenses.

Financial Condition

Central Jersey Bancorp's assets, at March 31, 2006, totaled $512.1 million, a decrease of $2.5 million, or 0.49%, from the December 31, 2005 total of $514.6 million. The total assets figure of $512.1 million at March 31, 2006, is inclusive of $27.2 million in goodwill and $2.9 million in core deposit intangible.

Cash and cash equivalents were $17.4 million at March 31, 2006, a decrease of approximately $3.8 million, or 17.9%, from the December 31, 2005 total of $21.2 million. The decrease is due primarily to timing of the cash flows of the bank's business activities.

Investments totaled $130.5 million at March 31, 2006, a decrease of $3.2 million, or 2.4%, from the December 31, 2005 total of $133.7 million. This decrease was primarily attributable to principal pay downs on mortgage-backed securities totaling $1.8 million and matured investment securities totaling $1.2 million. The proceeds received by Central Jersey Bancorp from these transactions were used to fund loan growth that occurred during the period.

Loans held for sale totaled $1.9 million at March 31, 2006, as compared to $3.1 million at December 31, 2005. The decrease is due primarily to timing.

Loans, net of the allowance for loan losses, closed the three months ended March 31, 2006 at $313.1 million, an increase of $5.9 million, or 1.9%, over the $307.2 million balance at December 31, 2005. The increase is due primarily to the origination of commercial real estate loans during the three months ended March 31, 2006.

Deposits at March 31, 2006 totaled $393.6 million, a decrease of $14.0 million, or 3.4%, from the December 31, 2005 total of $407.6 million. The decrease in deposit balances is reflective of normal seasonal flows and the general funding and liquidity challenges prevalent throughout the banking industry.

Other borrowings were $49.1 million at March 31, 2006, as compared to $38.2 million at December 31, 2005, an increase of $10.9 million, or 28.5%. The increased borrowings were necessary to mitigate the decrease in deposits. These borrowings, which are short-term in nature, were used to fund loan growth that occurred during the period.

At March 31, 2006, book value per share and tangible book value per share were $8.01 and $4.16, respectively, as compared to $7.91 and $4.04, respectively, at December 31, 2005.

Asset Quality

The allowance for loan losses, which began the year at $3.17 million, or 1.02% of total loans, was $3.23 million at March 31, 2006, with the allowance for loan losses ratio remaining at 1.02% of total loans. Non-performing loans totaled $46,000 at March 31, 2006, as compared to $79,000 at December 31, 2005. There were no loans charged-off during this period.

About the Company

Central Jersey Bancorp is the holding company and sole shareholder of Central Jersey Bank, N.A., the national banking entity resulting from the August 22, 2005 combination of Monmouth Community Bank, N.A. and Allaire Community Bank. Central Jersey Bank, N.A. provides a full range of banking services to both individual and business customers through fourteen branch facilities located in Monmouth and Ocean Counties, New Jersey. Central Jersey Bancorp is traded on the NASDAQ Capital Market under the trading symbol "CJBK." Central Jersey Bank, N.A. can be accessed through the internet at www.CJBNA.com.

Forward Looking Statements

Statements about the future expectations of Central Jersey Bancorp and its subsidiary, Central Jersey Bank, N.A., including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Since these statements involve risks and uncertainties and are subject to change at any time, the companies' actual results could differ materially from expected results. Among these risks, trends and uncertainties are the effect of governmental regulation on Central Jersey Bank, N.A., the availability of working capital, the cost of personnel, and the competitive market in which Central Jersey Bank, N.A. competes.

Contacts

James S. Vaccaro, President and CEO, 732-571-1300
Robert S. Vuono, Sr. EVP & COO, 732-292-1600
Anthony Giordano, III, EVP and CFO, 732-923-1115

                           CONSOLIDATED BALANCE SHEETS
                MARCH 31, 2006 (UNAUDITED) AND DECEMBER 31, 2005
                             (dollars in thousands)

                                                             March 31,   December 31,
                                                                2006         2005
                                                             ---------    ---------
ASSETS                                                      (unaudited)
------
Cash and due from banks                                      $  17,439    $  21,228
Federal funds sold                                                  --           --
Investment securities available for sale, at market value      108,386      111,175
Investment securities held to maturity (market value of
     $21,480 (unaudited) and $22,058 at March 31, 2006 and
     December 31, 2005, respectively)                           22,097       22,567
Loans held for sale                                              1,916        3,127
Loans, net                                                     313,063      307,168
Premises and equipment                                           5,909        6,006
Bank owned life insurance                                        3,368        3,338
Accrued interest receivable                                      2,631        2,636
Goodwill                                                        27,229       27,229
Core deposit intangible                                          2,942        3,097
Other assets                                                     7,083        6,992
                                                             ---------    ---------

          Total assets                                       $ 512,063    $ 514,563
                                                             =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Deposits:
     Non-interest bearing                                    $  87,860    $  91,297
     Interest bearing                                          305,692      316,257
                                                             ---------    ---------
                                                               393,552      407,554

Other borrowings                                                49,096       38,191
Subordinated debentures                                          5,155        5,155
Accrued expenses and other liabilities                           1,537        1,885
                                                             ---------    ---------

          Total liabilities                                    449,340      452,785
                                                             ---------    ---------

Shareholders' equity:
     Common stock, par value $0.01 per share. Authorized
     100,000,000 shares and issued and outstanding
     7,825,314 and 7,780,804 shares at March 31, 2006
     and December 31, 2005, respectively                            78           78
Additional paid-in capital                                      60,368       60,003
Accumulated other comprehensive loss, net of tax benefit        (2,298)      (2,153)
Retained earnings                                                4,575        3,850
                                                             ---------    ---------
          Total shareholders' equity                            62,723       61,778

                                                             ---------    ---------
          Total liabilities and shareholders' equity         $ 512,063    $ 514,563
                                                             =========    =========

                       CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                (dollars in thousands, except per share amounts)

                                                                   Three months ended
                                                                       March 31,
                                                                   2006         2005
                                                                ----------   ----------
                                                                      (unaudited)
Interest and dividend income:
     Interest and fees on loans                                 $    5,605   $    4,152
     Interest on securities available for sale                       1,156        1,334
     Interest on securities held to maturity                           255          299
     Interest on federal funds sold and due from banks                  48           30
                                                                ----------   ----------
          Total interest and dividend income                         7,064        5,815

Interest expense:
     Interest expense on deposits                                    2,097        1,269
     Interest expense on subordinated debentures                        99           74
     Interest expense on other borrowings                              603          136
                                                                ----------   ----------
          Total interest expense                                     2,799        1,496

                                                                ----------   ----------
          Net interest income                                        4,265        4,336
                                                                ----------   ----------

Provision for loan losses:                                              51          100
                                                                ----------   ----------
          Net interest income after provision for loan losses        4,214        4,236
                                                                ----------   ----------

Other income:
     Service charges on deposit accounts                               339          315
     Gain on sale of loans                                             110           --
     Income on bank owned life insurance                                29           30
     Other service charges, commissions and fees                         2           --
                                                                ----------   ----------
          Total other income                                           480          345
                                                                ----------   ----------

Operating expenses:
     Salaries and employee benefits                                  1,882        1,812
     Net occupancy expenses                                            402          460
     Data processing fees                                              203          264
     Core deposit intangible amortization                              155          172
     Other operating expenses                                          899          918
                                                                ----------   ----------
          Total other expenses                                       3,541        3,626
                                                                ----------   ----------

Income before provision for income taxes                             1,153          955

Income taxes                                                           428          345
                                                                ----------   ----------

     Net income                                                 $      725   $      610
                                                                ==========   ==========

Basic earnings per share                                        $      .09   $      .08
                                                                ==========   ==========
Diluted earnings per share                                      $      .09   $      .07
                                                                ==========   ==========

Average basic shares outstanding                                 7,809,811    7,726,268
                                                                ==========   ==========
Average diluted shares outstanding                               8,391,900    8,458,946
                                                                ==========   ==========

--------------------------------------------------------------------------------
                         Performance Ratios (unaudited)
                             (dollars in thousands)
                                                             Three Months Ended
                                                                  March 31,
--------------------------------------------------------------------------------
                  Ratio                                      2006         2005
================================================================================
Return on average assets                                      0.57%        0.51%
Return on average tangible assets                             0.61%        0.54%
Return on average equity                                      4.70%        3.87%
Return on average tangible equity                             9.08%        8.13%
Efficiency ratio                                              74.6%        77.5%
Efficiency ratio (less core deposit
intangible amortization expense)                              71.4%        73.8%
Operating expense ratio                                       2.79%        3.01%
Interest rate margin                                          3.69%        4.68%

              Ratio Calculations
Efficiency ratio:
     Net interest income                                  $  4,265     $  4,336
     Non-interest income                                       480          345
          Total revenue                                      4,745        4,681
     Non-interest expense                                 $  3,541     $  3,626
Ratio                                                         74.6%        77.5%

Efficiency ratio (less core deposit
intangible amortization
expense):
     Net interest income                                  $  4,265     $  4,336
     Non-interest income                                       480          345
          Total revenue                                      4,745        4,681
     Non-interest expense                                    3,541        3,626
     Less:  Core deposit amortization expense                 (155)        (172)
     Non-interest expense (less core
     deposit intangible amortization expense)             $  3,386     $  3,454

Ratio                                                         71.4%        73.8%

Operating expense ratio:
     Average assets                                       $515,590     $481,822
     Non-interest expense                                 $  3,541     $  3,626
Ratio                                                         2.79%        3.01%

--------------------------------------------------------------------------------